VANTAGE DRILLING ANNOUNCES PRICING OF OFFERING OF $225.0 MILLION OF ADDITIONAL 11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015 BY ITS SUBSIDIARY OFFSHORE GROUP INVESTMENT LIMITED

HOUSTON, TX, May 20, 2011 - Vantage Drilling Company ("Vantage") (NYSE Amex: VTG) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (the "Issuer") has priced an offering of $225.0 million aggregate principal amount of additional 11 1/2% Senior Secured First Lien Notes due 2015 (the "Offering"). The notes will be issued at a price equal to 107% of their face value, plus accrued and unpaid interest from February 1, 2011. The notes will be guaranteed by Vantage and each of Issuer's existing and future subsidiaries and by certain of Vantage's other subsidiaries, and will be senior secured obligations of the Issuer and the guarantors.

The closing of the Offering is expected to occur on or about June 1, 2011, subject to the closing of the Issuer's previously announced consent solicitation, and other customary closing conditions. The net proceeds from this offering, if completed, are expected to be used by the Issuer to acquire from Vantage the wholly owned subsidiaries of Vantage which own the Aquamarine Driller, a jack-up drilling rig, and the related drilling contract for the Aquamarine Driller (together, the "Acquisition") and for general corporate purposes. Vantage expects to use the proceeds from the Acquisition to (i) repay and terminate its outstanding term loan secured by the Aquamarine Driller, (ii) make the initial payment to Daewoo Shipbuilding and Marine Engineering Co., Ltd. under Vantage's recently announced construction contract for an ultra-deepwater drillship, to be named the Tungsten Explorer, and (iii) for general corporate purposes.

The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vantage

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillship, the Platinum Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as Vantage's intended use of the net proceeds of the offering. These forward-looking statements represent Vantage's expectations or beliefs concerning future evens, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including among other things, changing market conditions and Vantage's ability to complete the offering.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.